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                                                                      EXHIBIT 11



                            INSIGHT ENTERPRISES, INC.
                        COMPUTATION OF EARNINGS PER SHARE
             (IN THOUSANDS EXCEPT PER SHARE DATA AND SHARE AMOUNTS)


                                                                    Years ended December 31,
                                                         -------------------------------------------
                                                           1999           1998                 1997
                                                           ----           ----                 ----
    BASIC EARNINGS PER SHARE:
      Net earnings...................................       $33,587         $20,450           $13,218
                                                            =======         =======           =======
    Weighted average shares:
      Common shares outstanding.......................   25,787,624      24,234,358        22,944,695
                                                         ==========      ==========        ==========
      Shares used is basic earnings per share.........   25,787,624      24,234,359        22,944,695
                                                         ==========      ==========         =========

    Basic earnings per share..........................        $1.30           $0.84          $0.58
                                                              =====           =====          =====





                                                        Years ended December 31,
                                              ----------------------------------------
                                                  1999           1998            1997
                                              ---------     ----------      ----------
    DILUTED EARNINGS PER SHARE:
      Net earnings.........................     $33,587        $20,450         $13,218
                                                =======        =======         =======
    Weighted average shares:
      Common shares outstanding............  25,787,624     24,234,358      22,944,695
      Common equivalent shares issuable
      upon exercise of employee
      stock options........................   1,150,682      1,092,674       1,150,045
                                              ---------      ---------       ---------
      Shares used in diluted earnings per
      share................................  26,938,306     25,327,032      24,094,740
                                             ==========     ==========      ==========
    Diluted earnings per share.............       $1.25          $0.81           $0.55
                                                  =====          =====           =====



Earnings per share are restated to include the impact of Financial Accounting Standards Board Statement No. 128 and the effect of 3-for-2 stock splits in the form of stock dividends paid on February 18, 1999, September 8, 1998 and September 17, 1997.